© 2026 First Watch Restaurant Group, Inc. All Rights Reserved. Exhibit 99.29.2

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

Adjusted EBITDA and Adjusted EBITDA Margin

Management uses Adjusted EBITDA and Adjusted EBITDA Margin (i) as factors in evaluating management's performance when determining incentive compensation, (ii) to evaluate the Company's operating results and the effectiveness of our business strategies, (iii) internally as benchmarks to compare the Company's performance to that of its competitors and (iv) to provide investors with additional transparency of the Company's operations. The use of Adjusted EBITDA and Adjusted EBITDA Margin as performance measures permit a comparative assessment of the Company's operating performance relative to the Company's performance based on the Company's GAAP results, while isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to the Company's ongoing core operating performance.

The adjacent table reconciles Net income and Net income margin, the most directly comparable GAAP measures, to Adjusted EBITDA and Adjusted EBITDA Margin, respectively, for the periods indicated.

	Fiscal Year			
(in thousands)	**2022**	**2023**	**2024**	**2025**
Net income	$6,907	$25,385	$18,925	$19,432
Depreciation and amortization	34,230	41,223	57,715	75,011
Interest expense	5,232	8,063	12,640	16,699
Income tax expense (benefit)	5,684	10,690	9,101	(7,299)
EBITDA	**52,053**	**85,361**	**98,381**	**103,843**
Strategic transition costs (1)	2,318	892	1,843	3,279
Loss on extinguishment of debt	-	-	428	-
Stock-based compensation, net of amounts capitalized (2)	10,374	7,604	8,525	10,760
Delaware Voluntary Disclosure Agreement Program (3)	149	1,250	126	55
Transaction and restructuring expenses, net (4)	2,513	3,147	2,587	2,533
Insurance proceeds in connection with natural disasters, net (5)	115	(621)	329	-
Impairments and loss on disposal of assets (6)	920	1,359	525	448
Recruiting and relocation costs (7)	681	465	888	-
Severance costs (8)	155	26	204	-
Adjusted EBITDA	**$69,278**	**$99,483**	**$113,836**	**$120,918**
Total revenues	$730,162	$891,551	$1,015,910	$1,222,501
Net income margin	0.9%	2.8%	1.9%	1.6%
Adjusted EBITDA margin	9.5%	11.2%	11.2%	9.9%

(1) Represents costs related to process improvements and strategic initiatives. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(2) Represents non-cash, stock-based compensation expense, net of amounts capitalized, which is recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(3) Represents professional service costs incurred in connection with the Delaware Voluntary Disclosure Agreement Program related to unclaimed or abandoned property. These costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(4) Represents severance costs resulting from organizational optimization, costs incurred in connection with the acquisition of franchise-owned restaurants, non-recurring professional fees, expenses related to debt, revaluations of contingent consideration liability and investor relations costs.
(5) Represents insurance recoveries, net of costs incurred, in connection with hurricane damage, which were recorded in Other income, net on the Consolidated Statements of Operations and Comprehensive Income.
(6) Represents impairment charges and costs related to the disposal of assets due to retirements, replacements and restaurant closures.
(7) Represents costs incurred for hiring qualified individuals. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(8) Severance costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.

FIRST WATCH

Fiscal 2023 is a 53-week year.

INVESTOR DAY 2026

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

Restaurant Level Operating Profit and Restaurant Level Operating Profit Margin

Restaurant Level Operating Profit and Restaurant Level Operating Profit Margin are not indicative of our overall results, and because they exclude corporate-level expenses, do not accrue directly to the benefit of our stockholders. We will continue to incur such expenses in the future. Restaurant Level Operating Profit and Restaurant Level Operating Profit Margin are important measures we use to evaluate the performance and profitability of each operating restaurant, individually and in the aggregate and to make decisions regarding future spending and other operational decisions. We believe that Restaurant Level Operating Profit and Restaurant Level Operating Profit Margin provide useful information about our operating results, identify operational trends and allow for transparency with respect to key metrics used by us in our financial and operational decision-making.

The adjacent table reconciles Income from operations and Income from operations margin, the most directly comparable GAAP financial measures, to Restaurant Level Operating Profit and Restaurant level operating profit Margin, respectively, for the periods indicated.

	Fiscal Year			
(in thousands)	**2022**	**2023**	**2024**	**2025**
Income from operations	$16,913	$41,267	$38,907	$27,511
Less: Franchise revenues	(10,981)	(14,459)	(11,555)	(10,328)
Add:				
General and administrative expenses	84,959	103,121	113,270	128,950
Depreciation and amortization	34,230	41,223	57,715	75,011
Transaction and restructuring expenses, net [1]	2,513	3,147	2,587	2,533
Impairments and loss on disposal of assets [2]	920	1,359	525	448
Costs in connection with natural disasters [3]	382	-	312	-
Restaurant level operating profit	**$128,936**	**$175,658**	**$201,761**	**$224,125**
Restaurant sales	$719,181	$877,092	$1,004,355	$1,212,173
Income from operations margin	2.4%	4.7%	3.9%	2.3%
Restaurant level operating profit margin	17.9%	20.0%	20.1%	18.5%

(1) Represents severance costs resulting from organizational optimization, costs incurred in connection with the acquisition of franchise-owned restaurants, non-recurring professional fees, secondary equity offering costs, costs related to restaurant closures and investor relations costs.

(2) Represents impairment charges and costs related to the disposal of assets due to retirements, replacements and restaurant closures.

(3) Represents costs incurred in connection with hurricane damage. The costs include inventory spoilage and labor costs, which were recorded in Food and beverage costs and Labor and other related expenses, respectively, on the Consolidated Statements of Operations and Comprehensive Income.

FIRST WATCH

Fiscal 2023 is a 53-week year.

INVESTOR DAY 2026

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS Net Leverage Net Leverage is a supplemental measures of our financial position. We define Net Debt as total debt, consisting of the current and long-term portions of our term loan, revolving credit facility borrowings, financing lease liabilities and obligations, and unamortized debt discount and deferred issuance costs, less cash and cash equivalents. We define Net Leverage as Net Debt divided by Adjusted EBITDA for the trailing fiscal year. Management tracks these measures to provide a fuller understanding of our capital structure, evaluate our capacity to fund operational investments. We believe Net Leverage provide investors with useful information about our balance sheet strength and our ability to reduce leverage as free cash flow grows. Fiscal 2023 is a 53-week year. Free Cash Flow Free Cash Flow is a supplemental measure of liquidity and is not a measure presented in accordance with GAAP. We define Free Cash Flow as net cash provided by operating activities less capital expenditures. Management believes Free Cash Flow is a useful indicator of the cash generated by our operations that is available to support strategic initiatives after reinvesting in our existing restaurant base. Free Cash Flow does not represent residual cash available for discretionary expenditures, because it excludes certain mandatory obligations such as debt service. Our definition of Free Cash Flow may not be comparable to similarly titled measures used by other companies. The adjacent table reconciles net cash provided by operating activities, the most directly comparable GAAP financial measure, to Free Cash Flow for the periods indicated. (1) Adjusted EBITDA is reconciled in the previous slides. (in thousands) 2022 2023 2024 2025 Total debt (GAAP Measure) $100,925 $125,395 $198,271 $282,380 Less: Cash and cash equivalents (49,672) (49,632) (33,312) (21,246) Net debt 51,253 75,763 164,959 261,134 Adjusted EBITDA (1) $69,278 $99,483 $113,836 $120,918 Net leverage 0.7x 0.8x 1.4x 2.2x Fiscal Year (in thousands) 2022 2023 2024 2025 Net cash provided by operating activities $62,937 $95,338 $115,673 $125,912 Capital expenditures (cash outflow) (62,219) (83,329) (127,915) (156,906) Free cash flow $718 $12,009 ($12,242) ($30,994) Fiscal Year

DEFINITIONS USED IN PRESENTATION Adjusted EBITDA: represents Net income before depreciation and amortization, interest expense, income taxes, and items that we do not consider in our evaluation of ongoing core operating performance as identified in the reconciliation of Net income, the most directly comparable measure in accordance with GAAP, to Adjusted EBITDA, included in the section Non-GAAP Financial Measure Reconciliations above. Adjusted EBITDA Margin: represents Adjusted EBITDA as a percentage of total revenues. See Non- GAAP Financial Measure Reconciliations above for a reconciliation to Net income margin, the most directly comparable GAAP measure. Average Unit Volume: the total restaurant sales (excluding gift card breakage) recognized in the comparable restaurant base, which is defined as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”), divided by the number of restaurants in the Comparable Restaurant Base during the period. This measurement allows management to assess changes in consumer spending patterns at our restaurants and the overall performance of our restaurant base. Free Cash Flow: represents net cash provided by operating activities less capital expenditures. See Non-GAAP Financial Measure Reconciliations above for a reconciliation to net cash provided by operating activities, the most directly comparable GAAP measure. Net Debt: represents total debt, consisting of the current and long-term portions of our term loan, revolving credit facility borrowings, financing lease liabilities and obligations, and unamortized debt discount and deferred issuance costs, less cash and cash equivalents. See Non-GAAP Financial Measure Reconciliations above for a reconciliation to Total debt, the most directly comparable GAAP measure. Net Leverage: represents Net Debt divided by Adjusted EBITDA for the trailing fiscal year. See Non- GAAP Financial Measure Reconciliations above for a reconciliation to Total debt, the most directly comparable GAAP measure. Restaurant Level Operating Profit: represents restaurant sales, less restaurant operating expenses, which include food and beverage costs, labor and other related expenses, other restaurant operating expenses, pre-opening expenses and occupancy expenses. Restaurant level operating profit excludes corporate-level expenses and other items that we do not consider in the evaluation of the ongoing core operating performance of our restaurants as identified in the reconciliation of Income from operations, the most directly comparable GAAP measure, to Restaurant level operating profit, included in the section Non-GAAP Financial Measure Reconciliations above. Restaurant Level Operating Profit Margin: represents Restaurant level operating profit as a percentage of restaurant sales. See Non-GAAP Financial Measure Reconciliations above for a reconciliation to Income from operations margin, the most directly comparable GAAP measure. Same-Restaurant Sales Growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the comparable restaurant base, which we define as the number of company- owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”). For the thirteen and thirty-nine weeks ended September 27, 2026 and September 28, 2025, there were 454 restaurants and 381 restaurants, respectively, in our Comparable Restaurant Base. Measuring our same-restaurant sales growth allows management to evaluate the performance of our existing restaurant base. We believe this measure is useful for investors to provide a consistent comparison of restaurant sales results and trends across periods within our core, established restaurant base, unaffected by results of store openings, closings, and other transitional changes. Same-Restaurant Traffic Growth: the percentage change in year-over-year traffic counts using the Comparable Restaurant Base. Measuring our same-restaurant traffic growth allows Management to evaluate the performance of our existing restaurant base. We believe this measure is useful for investors because same-restaurant traffic provides an indicator as to the development of our brand and the effectiveness of our marketing strategy. System-wide restaurants: the total number of restaurants, including all company-owned and franchise-owned restaurants. System-wide sales: consists of restaurant sales from our company-owned restaurants and franchise- owned restaurants. We do not recognize the restaurant sales from our franchise-owned restaurants as revenue.